Exhibit 10.20

CITY NATIONAL CORPORATION

2008 OMNIBUS PLAN

(As Amended and Restated)

I. THE PLAN

1.1.  Purpose.  The purpose of this Plan is to promote the success of the Corporation by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Corporation with awards and incentives for high levels of individual performance and improved financial performance of the Corporation, and to link Non-Employee Director compensation to shareholder interests through equity grants.

1.2.  Definitions.

(a)           “Award” shall mean an award of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, Performance Share or Performance Share Unit, Performance Unit, Dividend Equivalent, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

(b)           “Award Agreement” shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

(c)           “Award Date” shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

(d)           “Beneficiary” shall mean the person, persons, trust or trusts entitled, by will or the laws of descent and distribution or pursuant to a designation of a beneficiary on a form acceptable to the Committee, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

(e)           “Board” shall mean the Board of Directors of the Corporation.

(f)            “Change in Control Event” shall mean:

(1)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this sub-section (1), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this paragraph (f), or (v) any acquisition by the Goldsmith Family or any director or partnership for the benefit of any member of the Goldsmith Family; or

(2)           Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contest by or on behalf of a person other than the Board; or

(3)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination (i) all or substantially all of the individuals and entities who were the beneficial owners respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4)           Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(g)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)           “Commission” shall mean the Securities and Exchange Commission.

(i)            “Committee” shall mean the Compensation, Nominating & Governance Committee of the Board, or other Committee, regardless of name, that acts on matters of compensation for eligible employees, which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom shall be a Disinterested and Outside director.

(j)            “Common Stock” shall mean the common stock of the Corporation, $1.00 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

(k)           “Corporation” shall mean City National Corporation and its Subsidiaries.

(l)            “Disinterested and Outside” shall mean a “Non-Employee Director” within the meaning of Rule 16b-3, and “outside” within the meaning of Section 162(m) of the Code.

(m)          “Dividend Equivalent” shall mean an amount equal to the amount of cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Committee) with respect to each Share after the date of an Award of a Dividend Equivalent.

(n)           “DRO” shall mean a valid domestic relations order under applicable state law, acceptable to the Corporation.

(o)           “Eligible Employee” shall mean an officer at a level of Vice President or the equivalent (whether or not a director) of the Corporation, any other officer of the Corporation who performs substantial services for the Corporation, selected to participate in the Plan by the Committee, or any Other Eligible Person, as determined by the Committee in its discretion.

(p)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q)           “Fair Market Value” shall mean, with respect to Common Stock, the price at which the Common Stock sold on the last normal transaction of the trading day on a specified date, or if no trading occurs on such specified date, on the most recent preceding business day on which trading occurred, as quoted on the New York Stock Exchange.

(r)            “Incentive Stock Option” shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section.

(s)            “Nonqualified Stock Option” shall mean an Option that is designated as a nonqualified stock option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a nonqualified stock option under this Plan and not an Incentive Stock Option under the Code.

(t)            “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Corporation, including, but not limited to, a member of the Board who qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3.

(u)           “Option” shall mean an option to purchase Shares under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

(v)           “Other Eligible Person” shall mean any other person (including significant agents and consultants) who performs or agrees to perform substantial services for the Corporation of a nature similar to those performed by employees, selected to participate in this Plan by the Committee from time to time; provided that in no event shall a Non-Employee Director be selected as an Other Eligible Person.

(w)          “Participant” shall mean an Eligible Employee or Non-Employee Director who has been granted an Award under this Plan.

(x)           “Performance Goals” means any performance goals established by the Committee in connection with the grant of an Award. In the case of Awards intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; earnings (including earnings before or after taxes, earnings before or after interest and taxes or earnings before or after interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); return on equity; return (including risk-adjusted return) on capital (including total capital or invested capital); return on assets; assets; assets under management and administration; economic value added (or an equivalent metric); stock price appreciation; total shareholder return (measured in terms of stock price appreciation and dividend growth); efficiency ratio; or non-interest income with respect to the Corporation or any one or more Subsidiaries, divisions, business units or business segments of the Corporation either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

(y)           “Performance Period” means the period specified by the Committee during which any Performance Goals with respect to an Award are to be measured.

(z)           “Performance Shares” shall mean an Award in the form of Shares made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan.

(aa)         “Performance Share Units” shall mean an Award denominated in Shares made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan and that will be paid in an amount in Shares, cash or a combination thereof, based upon the Fair Market Value of a specified number of Shares.

(bb)         “Performance Units” means any Award of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, Shares, cash or a combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(cc)         “Personal Representative” shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(dd)         “Plan” shall mean this 2008 Omnibus Plan.

(ee)         “Restricted Stock” shall mean Shares awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and transfer and other restrictions as are established in or pursuant to this Plan, for so long as such Shares remain unvested under the terms of the applicable Award Agreement.

(ff)          “Restricted Stock Units” shall mean an Award denominated in Shares made pursuant to the provisions, and subject to the terms and conditions, of Article IV of the Plan and that will be paid in an amount in Shares, cash or a combination thereof, based upon the Fair Market Value of a specified number of Shares.

(gg)         “Retirement” shall mean retirement from active service as an employee or officer of the Corporation on or after attaining age 65.

(hh)         “Rule 16b-3” shall mean Rule 16b-3, as amended from time to time, as promulgated by the Commission pursuant to the Exchange Act.

(ii)           “Section 16 Person” shall mean a person subject to Section 16(a) of the Exchange Act.

(jj)           “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(kk)         “Shares” shall mean shares of Common Stock of the Corporation.

(ll)           “Stock Appreciation Right” shall mean a right to receive a number of Shares or an amount of cash, or a combination of Shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Shares, that is authorized under this Plan.

(mm)      “Subsidiary” shall mean any corporation or other entity, a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

(nn)         “Total Disability” shall mean a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

1.3.  Administration and Authorization; Power and Procedure.

(a)           Committee.  This Plan shall be administered by, and all Awards to Eligible Employees and Non-Employee Directors shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

(b)           Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

(i)            To determine, from among those persons eligible, the particular Eligible Employees and Non-Employee Directors who will receive any Awards;

(ii)           To grant Awards to Eligible Employees and Non-Employee Directors, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest consistent with the express limits of this Plan, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

(iii)          To approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

(iv)          To construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

(v)           To cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Participants, subject to any required consent under Section 6.6;

(vi)          To accelerate or extend the exercisability or vesting consistent with the express limits of this Plan or extend the term of any or all outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

(vii)         To make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

(c)           Binding Determinations.  Any action taken by, or inaction of, the Corporation, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation, shall be liable for any such action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d)           Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(e)           Delegation.  The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

1.4.  Participation.  Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees or Non-Employee Directors. An Eligible Employee or Non-Employee Director who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

1.5.  Shares Available for Awards.  Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be Shares of the Corporation’s authorized but unissued Common Stock. The Shares may be delivered for any lawful consideration.

(a)           Number of Shares.

(i)            The maximum number of Shares that may be subject to Awards granted to Eligible Employees and Non-Employee Directors under this Plan (which is subject to the adjustments contemplated by Section 6.2) made after the action taken at the April 2011 shareholder meeting, or any adjournment or postponement thereof, shall not exceed the sum of (i) 1,000,000 Shares approved by the shareholders (ii) all Shares which were remaining available pursuant to shareholder approval of the Plan on April 21,2010 and (iii) Shares that are the subject to the reissue of Awards pursuant to Sections 1.5(c), 6.13(b), 6.14(b), 6.15(b), and 6.16(b). If a Stock Appreciation Right is exercised the number of Shares to which such exercise relates under the applicable Award shall be charged against the maximum amount of Shares that may be subject to Awards under this Plan and, if applicable, such Award. For every Share subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, or Performance Units actually paid in Shares under this Plan, the Shares available for grant hereunder shall be reduced by 2 Shares (3.3 Shares, for such Awards made prior to April 21, 2010).

(ii)           The maximum number of Shares that may be granted pursuant to Awards of Incentive Stock Options shall not exceed 4,000,000 Shares, subject to the adjustments contemplated by Section 6.2.

(iii)          The maximum Awards under this Plan that can be granted to any one Participant in any three calendar year period shall not exceed 2,400,000 Options or Stock Appreciation Rights, or in the case of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units their equivalent at the ratio of 1:2 (1:3.3 for such Awards made prior to April 21, 2010), subject to adjustment as contemplated in Section 6.2.

(b)           Reservation of Shares.  Common Stock subject to outstanding Awards shall be reserved for issuance. If the Corporation withholds Shares pursuant to Section 2.2(b) or 6.5, the number of Shares that would have been deliverable with respect to an Award (including, the number of Shares withheld) shall not be available for additional Awards under this Plan.

(c)           Reissue of Awards.  Subject to any restrictions under Rule 16b-3, (i) Shares which are subject to any unexercised, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award, provided the Participant has not received dividends during the period in which the Participant’s ownership was not vested, or (ii) Shares which are subject to any Award, or portion of any Award, that is settled for cash shall again be available for Award. If Shares are withheld or tendered as payment of the exercise price or for taxes in connection with an Award, however, such Shares may not be reissued or otherwise treated as available for additional Awards or issuance under the Plan. For Stock Appreciation Rights, the specified number of Shares underlying the Award shall be treated as being unavailable for other Awards or other issuances unless the Stock Appreciation Right is forfeited, terminated or cancelled without the delivery of Shares.

Every Share subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units or Performance Units that becomes available for reissue of Awards pursuant to this Section 1.5(c) shall increase the number of Shares that may be subject to Awards granted under this Plan by 2 Shares (3.3 Shares for Awards granted prior to April 21, 2010) (which corresponds to the reduction factor used at the time of the Award as set forth in Section 1.5(a) above).

Every Share subject to Awards of Restricted Stock or Restricted Stock Units that becomes available for reissue of Awards pursuant to Sections 6.13(b), 6.14(b), 6.15(b) or 6.16(b) shall increase the number of Shares that may be subject to Awards granted under this Plan by the same reduction factor (if any) set forth in the Corporation’s plan under which such Shares were awarded.

(d)           Interpretive Issues.  Additional rules for determining the number of Shares authorized under the Plan may be adopted by the Committee as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b-3.

1.6.  Grant of Awards.  Subject to the express provisions of this Plan, the Committee shall determine the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Shares, Performance Share Units, Performance Units, or, in its discretion, any other Awards, in addition to matters addressed in Section 1.3(b), the Performance Goals and other specific objectives, goals and performance criteria that further define the terms of such Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

1.7.  Award Period.  Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options or Stock Appreciation Rights, not later than ten (10) years after the Award Date.

1.8.  Limitations on Exercise and Vesting of Awards.

(a)           Provisions for Exercise and Vesting.  Except as may otherwise be provided in this Plan, no Award shall be exercisable or shall vest until at least six months after the initial Award Date.  Once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.  For the avoidance of doubt, Awards may become exercisable or may vest or the restrictions thereon may lapse prior to the six-month anniversary of the initial Award Date in the event of the Participant’s death or Total Disability or a Change in Control Event.

(b)           Procedure.  Any exercisable Award shall be deemed to be exercised when the Controller’s Office of the Corporation receives written notice of such exercise from the Participant or his or her broker, together with any required payment made in accordance with Section 2.2(b).

(c)           Fractional Shares/Minimum Issue.  Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.9.  No Transferability.

(a)           Awards may be exercised only by the Participant or, if the Participant has died, the Participant’s Beneficiary or, if the Participant has suffered a Total Disability, the Participant’s Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than upon death or pursuant to a DRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Shares in accordance with the provisions of this Plan.

(b)           The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of “cashless exercise” procedures with either affiliated persons or unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

II. OPTIONS

2.1.  Grants.  One or more Options may be granted under this Article to any Eligible Employee or Non-Employee Director, subject to the provisions of Section 1.5. Each Option granted may be either an Option intended to be an Incentive Stock Option or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement.

2.2.  Option Price.

(a)           Pricing Limits.  Subject to Section 2.3(c), the purchase price per Share covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

(b)           Payment Provisions.  The purchase price of any Shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) by notice and third party payment in such manner as may be authorized by the Committee; (iv) by the delivery of Shares already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by delivering such Shares; or (v) if authorized by the Committee or specified in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price. Previously owned Shares used to satisfy the exercise price of an Option under clause (iv) shall be valued at their Fair Market Value on the date of exercise.

2.3.  Limitations on Grant and Terms of Incentive Stock Options.

(a)           $100,000 Limit.  To the extent that the aggregate “fair market value” of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation, such options shall be treated as Nonqualified Stock Options. For this purpose, the “fair market value” of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares of Common Stock are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option.

(b)           Other Code Limits.  There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

(c)           Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) Shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

(d)           No Incentive Stock Options may be granted to an individual who is not an employee of the Corporation.

2.4.  Option Period.  Subject to Section 2.3(c), each Option and all rights thereunder shall expire no later than ten years after the Award Date.

2.5.  No Option Repricing.  Subject to Section 6.2 and Section 6.6, the Committee may not reduce the exercise price of any Option granted pursuant to the Plan following the date of the Award or accept the surrender of outstanding Options as consideration for the grant of a new Award with a lower per-share exercise price.

III. STOCK APPRECIATION RIGHTS

3.1.  Grants.  In its discretion, the Committee may grant to any Eligible Employee or Non-Employee Director Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

3.2.  Exercise of Stock Appreciation Rights.

(a)           Exercisability.  A Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

(b)           Effect on Available Shares.  In the event that a Stock Appreciation Right related to another Award is exercised, the number of Shares subject to the Award shall be charged against the number of Shares subject to the Stock Appreciation Right and the related Option of the Participant.

(c)           Stand-Alone SARs.  A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement, but, unless the Committee determines otherwise, in no event earlier than six months after the Award Date.

(d)           Exercise Period.  Each Stock Appreciation Right and all rights thereunder shall expire no later than ten years after the Award Date.

3.3.  Payment.

(a)           Pricing Limits.  The exercise price per Share or the initial Share value covered by each Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted, but shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

(b)           Amount.  Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount determined by multiplying:

(i)            The difference obtained by subtracting the exercise price per Share under the Award or the initial Share value specified in the Award from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, by

(ii)           The number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

Notwithstanding the above, the Committee may place a maximum limitation on the amount payable upon exercise of a Stock Appreciation Right. Such limitation, however, must be determined as of the Award Date and noted on the Award Agreement evidencing the Stock Appreciation Right granted hereunder.

(c)           Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (b) above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

3.4.  No Stock Appreciation Right Repricing.  Subject to Section 6.2 and Section 6.6, the Committee may not reduce the exercise price of any Stock Appreciation Right granted pursuant to the Plan following the date of the Award or accept the surrender of outstanding Stock Appreciation Rights as consideration for the grant of a new Award with a lower per-share exercise price.

IV. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

4.1.  Grants.  The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Non-Employee Director. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant and the restrictions imposed on such Shares and the conditions of release or lapse of such restrictions.

4.2.  Restrictions.

(a)           Pre-Vesting Restraints.  Except as provided in Section 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

(b)           Dividend and Voting Rights.  Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividends and voting rights for all Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted Shares which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 4.5, to provide that (i) cash dividends on the Shares subject to the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (ii) subject to any adjustment pursuant to Section 6.2(a), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(c)           Cash Payments.  If the Participant shall have received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

(d)           Conditions of Release or Lapse of Restrictions.  Except in the case of the Participant’s death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Restricted Stock as provided for in the Restricted Stock Award Agreements may not lapse with respect to any Award of Restricted Stock (but not with respect to any Performance Share Award, Performance Share Unit Award or Performance Unit Award) over a period of less than three (3) years following the date of the Award.

4.3.  Return to the Corporation.  Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

4.4.  Restricted Stock Units.

(a)           Grants.  The Committee may, in its discretion, grant to any Eligible Employee or Non-Employee Director an Award of Restricted Stock Units on such terms as the Committee may determine in its sole discretion, but subject to the vesting restrictions contained in Section 4.2(d) applicable to Restricted Stock Awards. All such Restricted Stock Unit Awards shall constitute Awards for all purposes of the Plan, and may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Committee in the applicable Award Agreement. The Committee may also grant Dividend Equivalents in connection with any such Award which is made under the Plan on such terms as the Committee may determine in its sole discretion.

(b)           Dividend Equivalent Rights.  Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Unit Award shall be entitled to Dividend Equivalents for all Restricted Stock Units issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock Units which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 4.5, to provide that (i) Dividend Equivalents on the Shares subject to the Restricted Stock Unit Award shall be automatically deferred and reinvested in additional Restricted Stock Units, held subject to the vesting of the underlying Restricted Stock Units, and (ii) subject to any adjustment pursuant to Section 6.2(a), Dividend Equivalents payable in Common Stock shall be paid in the form of Restricted Stock Units of the same class as the Common Stock with which such Dividend Equivalent was paid, held subject to the vesting of the underlying Restricted Stock Units.

4.5.  Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to Dividend Equivalents to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 1.5 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 4.5

V. PERFORMANCE AWARDS

5.1.  Performance Share Awards.

(a)           Grants.  The Committee may, in its discretion, grant Performance Share Awards to any Eligible Employee or Non-Employee Director based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the number of Shares to be issued subject to the Performance Share Award, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant, the Performance Goals and Performance Period or any other conditions upon which vesting of the Award to the Participant shall be based.  Subject to paragraph (c) of this Section 5.1, the Committee may provide for full or partial vesting, prior to completion of the Performance Period or the attainment of the Performance Goals specified in the applicable Award Agreement as the Committee, consistent with Section 6.10(c)(ii), if applicable, may determine.

(b)           Dividend and Voting Rights.  Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Performance Share Award shall be entitled to cash dividends and voting rights for all Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Performance Shares which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 5.3, to provide that (i) cash dividends on the Shares subject to the Performance Share Award shall be automatically deferred and reinvested in additional Performance Shares, held subject to the vesting of the underlying Performance Shares, and (ii) subject to any adjustment pursuant to Section 6.2(a), dividends payable in Common Stock shall be paid in the form of Performance Shares of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Performance Shares.

(c)           Conditions of Release or Lapse of Restrictions.  Except in the case of the Participant’s death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Performance Share Awards as provided for in the Performance Share Award Agreements may not lapse with respect to any Award of Performance Shares over a period of less than twelve (12) months following the date of the Award.

5.2.  Performance Share Unit Awards.

(a)           Grants.  The Committee may, in its discretion, grant to any Eligible Employee or Non-Employee Director an Award of Performance Share Units based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the maximum number of Shares (if any) subject to the Performance Share Unit Award, the Performance Goals and Performance Period or any other conditions upon which payment of the Award to the Participant shall be based. All such Performance Share Unit Awards shall constitute Awards for all purposes of the Plan, and may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Committee in the applicable Award Agreement. The Committee may also grant Dividend Equivalents in connection with any such Award which is made under the Plan on such terms as the Committee may determine in its sole discretion.  Subject to paragraph (c) of this Section 5.2, the Committee may provide for full or partial vesting, prior to completion of the Performance Period or the attainment of the Performance Goals specified in the applicable Award Agreement as the Committee, consistent with Section 6.10(c)(ii), if applicable, may determine.

(b)           Dividend Equivalent Rights.  Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Performance Share Unit Award shall be entitled to Dividend Equivalents for all Performance Share Units issued even though they are not vested, provided that such rights shall terminate immediately as to any Performance Share Units which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 5.3, to provide that (i) Dividend Equivalents on the Shares subject to the Performance Share Unit Award shall be automatically deferred and reinvested in additional Performance Share Units, held subject to the vesting of the underlying Performance Share Units, and (ii) subject to any adjustment pursuant to Section 6.2(a), Dividend Equivalents payable in Common Stock shall be paid in the form of Performance Share Units of the same class as the Common Stock with which such Dividend Equivalent was paid, held subject to the vesting of the underlying Performance Share Units.

(c)           Conditions of Release or Lapse of Restrictions.  Except in the case of the Participant’s death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Performance Share Unit Awards as provided for in the Performance Share Unit Award Agreements may not lapse with respect to any Award of Performance Share Units over a period of less than twelve (12) months following the date of the Award.

5.3.  Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Performance Shares at the time of any dividend payment, and the payment of Shares with respect to Dividend Equivalents to Participants holding Awards of Performance Share Units, shall only be permissible if sufficient Shares are available under Section 1.5 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Performance Share Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Performance Share Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further Performance Share Units on the terms contemplated by this Section 5.3.

5.4.  Performance Units.  Performance Units may be issued hereunder to Eligible Employees, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other

Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The conditions for grant or vesting and the other provisions of Performance Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash or Shares (or any combination thereof) as provided by the Committee in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash or Shares, that may be paid or distributed to any Participant pursuant to a grant of Performance Units under this Plan with respect to any three calendar year period shall be $15.0 million dollars.  Except in the case of the Participant’s death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Performance Units as provided for in the Performance Unit Agreements may not lapse with respect to any Award of Units over a period of less than twelve (12) months following the date of the Award.  Except in the case of the Participant’s death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Performance Units as provided for in the Performance Unit Agreements may not lapse with respect to any Award of Units over a period of less than twelve (12) months following the date of the Award.

VI. OTHER PROVISIONS

6.1.  Rights of Eligible Employees, Participants and Beneficiaries.

(a)           Employment Status.  Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

(b)           No Employment Contract.  Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Corporation to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause; provided that nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

(c)           Plan Not Funded.  Awards payable under this Plan shall be payable in Shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares except as expressly otherwise provided) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

6.2.  Adjustments; Accelerations.

(a)           Adjustments.  If the outstanding Shares are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Corporation, or if additional shares or new or different securities are distributed with respect to the outstanding Shares, through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of cash or property to the shareholders of the Corporation, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall (1) proportionately adjust any or all terms of outstanding Awards including, but not limited to, (A) the number and kind of shares of Common Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the exercise price or consideration payable with respect to Awards granted prior to any such change, or (C) the performance standards appropriate to any outstanding Awards; or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options and any Award subject to Section 409A of the Code, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to any Stock Appreciation Rights based upon the adjustments made to the Options to which they are related. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is available to shareholders generally. Unless the Committee determines otherwise, with respect to any Award which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Corporation to be denied a tax deduction on account of Section 162(m) of the Code.

(b)           Acceleration of Awards Upon Change in Control Event.  Upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock (and Restricted Stock Units) shall immediately vest free of restrictions, and (iii) each Performance Share, Performance Share Unit and Performance Unit shall become vested to the extent provided in the Award Agreement. Notwithstanding the foregoing, prior to a Change in Control Event, the Committee may determine that, upon its occurrence, there shall be no acceleration of vesting of benefits under Awards or determine that only certain or limited vesting of benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Committee will make provision in connection with such transaction for continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such Options and Awards with new options and awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares, exercise prices and cash payments. In addition, the Committee may override the limitations on acceleration in this Section 6.2(b) by express provision in the Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Sections 409A and 422 of the Code.

(c)           Possible Early Termination of Accelerated Awards.  If any Option or other right to acquire Shares or cash under this Plan has not been exercised prior to (i) a dissolution of the Corporation, (ii) a reorganization event described in Section 6.2(a) that the Corporation does not survive, or (iii) the consummation of a reorganization event described in Section 6.2(a) that results in a Change in Control Event approved by the Board and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

6.3.  Effect of Termination of Service.  The Committee shall establish in respect of each Award the effect of a termination of service on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., Retirement, early Retirement, termination with or without cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Sections 2.3(c) or 2.4, as applicable, in the case of Options and Section 3.2(d) in the case of Stock Appreciation Rights) and, subject to Sections 1.8(a), 4.2(d), 5.1(c), 5.2(c) and 5.4, increase the number of Shares covered by the Award with respect to which the Award is then exercisable or vested.

6.4.  Compliance with Laws.  This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. The administration of the Plan and all determinations and discretionary actions by the Committee shall comply with all applicable federal and state laws, rules and regulations (including, but not limited to, the Sarbanes-Oxley Act of 2002), the New York Stock Exchange Corporate Governance Rules and other applicable listing standards and Section 6.17 hereof.

6.5.  Tax Withholding.  Upon any exercise, vesting, or payment of any Award, the Corporation shall have the right at its option to (i) require the Participant (or his or her Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Corporation may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Shares to be delivered by the appropriate number of Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

6.6.  Plan Amendment, Termination and Suspension.

(a)           Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in Section 6.9.

(b)           Shareholder Approval.  If any amendment would materially increase the aggregate number of Shares or other securities that may be issued under this Plan or materially modify the requirements as to eligibility for participation in this Plan or would otherwise require shareholder approval to comply with any applicable federal or state law or applicable New York Stock Exchange listing standard, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 424 of the Code or any other applicable law or New York Stock Exchange listing standard, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

(c)           Amendments to Awards.  Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make any changes to the terms and conditions of Awards which are necessary to comply with Section 409A of the Code and any other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

(d)           Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change, except as may be required to comply with Section 409A of the Code. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7.  Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

6.8.  Effective Date of the Plan.  This Plan shall be effective as of March 5, 2008, the date of Board and Committee approval.

6.9.  Term of the Plan.  No Award shall be granted more than ten years after the effective date of this Plan (the “termination date”). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

6.10.  Governing Law; Construction; Severability.

(a)           Choice of Law.  This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

(b)           Severability.  If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)           Plan Construction.

(i)            It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

(ii)           It is the further intent of the Corporation that Options, Stock Appreciation Rights, Performance Shares, Performance Share Units and Performance Units that are granted to or held by a Covered Person, as such term is defined in Section 162(m) of the Code, or other persons designated by the Committee, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

6.11.  Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

6.12.  Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority, except as provided in Sections 6.13, 6.14, 6.15, and 6.16.

6.13.  Relation to 1999 Omnibus Plan.

(a)           No New Awards.  Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation’s 1999 Omnibus Plan.

(b)           Reissue of Awards.  Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation’s 1999 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after shareholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

6.14.  Relation to 1995 Omnibus Plan.

(a)           No New Awards.  Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation’s 1995 Omnibus Plan.

(b)           Reissue of Awards.  Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation’s 1995 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after shareholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

6.15.  Relation to 2001 Stock Option Plan.

(a)           No New Awards.  Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation’s 2001 Stock Option Plan.

(b)           Reissue of Awards.  Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation’s 2001 Stock Option Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after shareholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

6.16.  Relation to Amended and Restated 2002 Omnibus Plan.

(a)           No New Awards.  Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation’s Amended and Restated 2002 Omnibus Plan.

(b)           Reissue of Awards.  Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation’s Amended and Restated 2002 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after shareholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

6.17.  Compliance with Section 409A of the Code.

(a)           Awards Subject to Section 409A of the Code.  Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code, the Treasury Regulations thereunder, and this Section 6.17, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code, the Treasury Regulations thereunder, and this Section 6.17.

(b)           Distributions Under a Section 409A Award.

(i)            Subject to paragraph (ii) below, any Shares, cash, or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise, or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than: (A) the Participant’s separation from service, as determined pursuant to the Treasury Regulations, (B) the date the Participant becomes disabled within the meaning of Section 409A(a)(2)(C) of the Code, (C) the Participant’s death, (D) a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral of such compensation, (E) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, to the extent permitted under Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(5), or (F) the occurrence of an unforeseeable emergency with respect to the Participant.

(ii)           In the case of a Participant who is a “Specified Employee,” the requirement of clause (A) of paragraph (i) above shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of this paragraph (ii), a Participant shall be a Specified Employee if such holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code.

(iii)          The requirement of paragraph (i)(F) above shall be met only if, as determined under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(iv)          For purposes of this Section 6.17, the terms specified herein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

(c)           Prohibition on Acceleration of Benefits.  The time or schedule of any distribution or payment of any Shares, cash, or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code.

(d)           Elections Under Section 409A Awards.

(i)            Any deferral election provided under or with respect to an Award to any Participant shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under sub-paragraph (A) or (B) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

(A)          In the case of the first year in which a Participant becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Participant becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

(B)          In the case of any performance-based compensation based on services performed by a Participant over a period of at least twelve (12) months, any such deferral election may be made no later than six (6) months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(ii)           In the event that a Section 409A Award permits, under a subsequent election by the Participant, a delay in a distribution or payment of any Shares, cash, or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(A)          such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made,

(B)          in the case such subsequent election relates to a distribution or payment not described in clauses (B), (C), or (F) of paragraph (b)(i) above, the first payment with respect to such election must be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made, and

(C)          in the case such subsequent election relates to a distribution or payment described in clause (D) of paragraph (b)(i) above, such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under clause (D) of paragraph (b)(i).

(e)           Compliance in Form and Operation.  A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

(f)            Plan Construction.

(i)            Except to the extent specifically provided otherwise by the Committee, it is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any Treasury Regulations and other guidance issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to seek to preserve compliance with Section 409A of the Code.

(ii)           Except to the extent specifically provided otherwise by the Committee, Awards under the Plan which are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department Regulations and other guidance issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

(g)           No Representations or Covenants with Respect to Tax Qualification.  Although the Corporation may endeavor to (i) qualify an Award for favorable tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.